                                                                     EXHIBIT 1.4

                               PRICING AGREEMENT


Goldman, Sachs & Co.,
Chase Securities Inc.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

                                                                  March 2, 1999

Ladies and Gentlemen:

         Group 1 Automotive, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 2, 1999 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). The Designated Securities will be unconditionally guaranteed by each of the subsidiaries of the Company named in Schedule II hereto (such guarantors, the "Subsidiary Guarantors" and such guarantees, the "Subsidiary Guarantees"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to
Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, the Subsidiary Guarantors agree to issue their Subsidiary Guarantees and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                     Very truly yours,

                                     Group 1 Automotive, Inc.


                                     By /s/ B.B. Hollingsworth, Jr.
                                       -------------------------------------
                                        B.B. Hollingsworth, Jr.
                                        Chairman, President and
                                        Chief Executive Officer


                                     Southwest Toyota, Inc.
                                     SMC Luxury Cars, Inc.
                                     McCall Automotive Group, Inc.
                                     Courtesy Nissan, Inc.
                                     Group 1 Ford, Inc.
                                     McKinney Dodge, Inc.
                                     Smith Automotive Group, Inc.
                                     Mike Smith Automotive-H, Inc.
                                     Mike Smith Automotive-N, Inc.
                                     Mike Smith Autoplaza, Inc.
                                     Mike Smith Autoplex, Inc.
                                     Mike Smith Autoplex Buick, Inc.
                                     Mike Smith Autoplex Dodge, Inc.
                                     Mike Smith Autoplex-German Imports, Inc.
                                     Mike Smith Autoplex-V, Inc.
                                     Mike Smith L/M, Inc.
                                     Mike Smith GM, Inc.
                                     Round Rock Nissan, Inc.
                                     Smith, Liu & Corbin, Inc.
                                     Smith, Liu & Kutz, Inc.
                                     Town North Imports, Inc.
                                     Town North Nissan, Inc.
                                     Town North Suzuki, Inc.
                                     Bob Howard Automotive-A, Inc.
                                     Bob Howard Automotive-H, Inc.

                                     Bob Howard Chevrolet, Inc.
                                     Bob Howard Dodge, Inc.
                                     Bob Howard Motors, Inc.
                                     Bob Howard Nissan, Inc.
                                     Howard Automotive Group, Inc.
                                     Howard Pontiac-GMC, Inc.
                                     Foyt Motors, Inc.
                                     Kingwood Motors-H, Inc.
                                     Koons Ford, Inc.
                                     Courtesy Ford, Inc.
                                     Perimeter Ford, Inc.
                                     Flamingo Ford, Inc.
                                     J. Carroll Management Group, Inc.
                                     MMK Interests, Inc.
                                     Highland Autoplex, Inc.
                                     Maxwell Texas Management, Inc.
                                     Casa Chevrolet Inc.
                                     Casa Chrysler Plymouth Jeep Inc.
                                     Johns Automotive Group, Inc.
                                     Luby Chevrolet Co.
                                     Kutz Auto Group, Inc.
                                     Bob Howard Automotive-East, Inc.
                                     GPI Atlanta, Inc.
                                     Mike Smith Autoplex-A, Inc.
                                     Mike Smith Motors, Inc.
                                     Mike Smith Imports, Inc.
                                     Sunshine Buick Pontiac GMC Truck, Inc.

                                     By /s/ Scott L. Thompson
                                       ----------------------------------------
                                        Scott L. Thompson
                                        Vice President

                                     Lubbock Automotive-M, Inc.
                                     Lubbock Auto Group, Inc.
                                     Group 1 Realty, Inc.

                                     By /s/ Scott L. Thompson
                                       ----------------------------------------
                                        Scott L. Thompson
                                        President

                                     Prestige Chrysler Plymouth Northwest, Ltd.
                                     Prestige Chrysler Plymouth South, Ltd.
                                     Maxwell Chrysler Plymouth Jeep Eagle, Ltd.

                                     By: MMK Interests, Inc.
                                         General Partner

                                     By /s/ Scott L. Thompson
                                       ---------------------------------------
                                        Scott L. Thompson
                                        Vice President


                                     Prestige Maxwell, Inc.
                                     Maxwell Holdings, Inc.
                                     Group 1 Holdings-T, Inc.
                                     Group 1 Holdings-GM, Inc.

                                     By /s/ Robert E. Howard II
                                       ---------------------------------------
                                        Robert E. Howard II
                                        President

                                     Maxwell Ford, Ltd.

                                     By: Maxwell Texas
                                         Management, Inc.

                                     By /s/ Scott L. Thompson
                                       ----------------------------------------
                                        Scott L. Thompson
                                        Vice President

                                     Lubbock Motors-F, Ltd.
                                     Lubbock Motors-T, Ltd.
                                     Rockwall Automotive-F, Ltd.
                                     Amarillo Motors-C, Ltd.
                                     Amarillo Motors-J, Ltd.
                                     Amarillo Motors-F, Ltd.

                                     By: Lubbock Motors, Inc.

                                     By /s/ Scott L. Thompson
                                       ----------------------------------------
                                        Scott L. Thompson
                                        President

                                     Chapparal Dodge, Ltd.
                                     Colonial Chrysler-Plymouth, Ltd.

                                     By: Kutz Auto Group, Inc.

                                     By /s/ Scott L. Thompson
                                       ---------------------------------------
                                        Scott L. Thompson
                                        Vice President

                                     Delaware Acquisition-CC, L.L.C.
                                     Delaware Acquisition-F, L.L.C.
                                     Delaware Acquisition-T, L.L.C.
                                     Delaware Acquisition-GM, L.L.C.


                                     By /s/ Robert E. Howard II
                                       ----------------------------------------
                                        Robert E. Howard II
                                        Manager



Accepted as of the date hereof:

Goldman, Sachs & Co.
Chase Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated



By: /s/ Goldman, Sachs & Co.
   ------------------------------
    (Goldman, Sachs & Co.)


On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                 Principal
                                                                                 Amount of
                                                                                 Designated
                                                                                 Securities
                                                                                 to be
                                                                                 Purchased
                                                                                 ----------

                                  UNDERWRITER
                                  -----------
Goldman, Sachs & Co. ...................................................         $ 60,000,000
Chase Securities Inc. ..................................................         $ 20,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated .....................         $ 20,000,000
                  Total.................................................         $100,000,000
                                                                                 ============

                                  SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

         10 7/8% Senior Subordinated Notes due March 1, 2009


AGGREGATE PRINCIPAL AMOUNT:

         $100,000,000


PRICE TO PUBLIC:


         97.781% of the principal amount of the Designated Securities


PURCHASE PRICE BY UNDERWRITERS:


         94.781% of the principal amount of the Designated Securities, plus accrued interest, if any from March 5, 1999


FORM OF DESIGNATED SECURITIES:


         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

TIME OF DELIVERY:


         9:30 a.m. (New York City time),  March 5, 1999


INDENTURE:


         Indenture to be dated as of March 5, 1999, among, the Company, the Subsidiary Guarantors and IBJ Whitehall Bank & Trust Company, as Trustee as supplemented by a supplemental indenture relating to the Designated Securities


MATURITY:

         March 1, 2009


INTEREST RATE:


         10.875%


INTEREST PAYMENT DATES:


         March 1 and September 1, commencing September 1, 1999

REDEMPTION PROVISIONS:

         The Designated Securities shall be subject to redemption as described in the Prospectus as supplemented for the Designated Securities.



SUBSIDIARY GUARANTORS:

Southwest Toyota, Inc.
SMC Luxury Cars, Inc.
McCall Automotive Group, Inc.
Courtesy Nissan, Inc.
Group 1 Ford, Inc.
McKinney Dodge, Inc.
Smith Automotive Group, Inc.
Mike Smith Automotive-H, Inc.
Mike Smith Automotive-N, Inc.
Mike Smith Autoplaza, Inc.
Mike Smith Autoplex, Inc.
Mike Smith Autoplex Buick, Inc.
Mike Smith Autoplex Dodge, Inc.
Mike Smith Autoplex-German Imports, Inc.
Mike Smith Autoplex-V, Inc.
Mike Smith L/M, Inc.
Mike Smith GM, Inc.
Round Rock Nissan, Inc.
Smith, Liu & Corbin, Inc.
Smith, Liu & Kutz, Inc.
Town North Imports, Inc.
Town North Nissan, Inc.
Town North Suzuki, Inc.
Bob Howard Automotive-A, Inc.
Bob Howard Automotive-H, Inc.
Bob Howard Chevrolet, Inc.
Bob Howard Dodge, Inc.
Bob Howard Motors, Inc.
Bob Howard Nissan, Inc.
Howard Automotive Group, Inc.
Howard Pontiac-GMC, Inc.
Foyt Motors, Inc.
Kingwood Motors-H, Inc.
Koons Ford, Inc.
Courtesy Ford, Inc.
Perimeter Ford, Inc.
Flamingo Ford, Inc.

J. Carroll Management Group, Inc.
MMK Interests, Inc.
Highland Autoplex, Inc.
Maxwell Texas Management, Inc.
Casa Chevrolet Inc.
Casa Chrysler Plymouth Jeep Inc.
Johns Automotive Group, Inc.
Luby Chevrolet Co.
Kutz Auto Group, Inc.
Bob Howard Automotive-East, Inc.
GPI Atlanta, Inc.
Mike Smith Autoplex-A, Inc.
Mike Smith Motors, Inc.
Mike Smith Imports, Inc.
Sunshine Buick Pontiac GMC Truck, Inc.
Lubbock Automotive-M, Inc.
Lubbock Auto Group, Inc.
Group 1 Realty, Inc.
Prestige Chrysler Plymouth Northwest, Ltd.
Prestige Chrysler Plymouth South, Ltd.
Maxwell Chrysler Plymouth Jeep Eagle, Ltd.
Prestige Maxwell, Inc.
Maxwell Holdings, Inc.
Group 1 Holdings-T, Inc.
Group 1 Holdings-GM, Inc.
Maxwell Ford, Ltd.
Lubbock Motors-F, Ltd.
Lubbock Motors-T, Ltd.
Rockwall Automotive-F, Ltd.
Amarillo Motors-C, Ltd.
Amarillo Motors-J, Ltd.
Amarillo Motors-F, Ltd.
Chapparal Dodge, Ltd.
Colonial Chrysler-Plymouth, Ltd.
Delaware Acquisition-CC, L.L.C.
Delaware Acquisition-F, L.L.C.
Delaware Acquisition-T, L.L.C.
Delaware Acquisition-GM, L.L.C.


DEFEASANCE PROVISIONS:

         The Designated Securities shall be subject to defeasance and covenant defeasance.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

         Vinson & Elkins
         1001 Fannin Street, Suite 2300
         Houston, TX 77002-6760



ADDITIONAL CLOSING CONDITIONS:

         None


NAMES AND ADDRESSES OF REPRESENTATIVES:

         Designated Representatives:

         Goldman, Sachs & Co.
         Chase Securities Inc.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated


         Address for Notices, etc.:

         c/o Goldman, Sachs & Co.
         9 Old Slip
         New York, New York 10004
         Attention:  Registration Department


OTHER TERMS :

         1. The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of
Section 2(o) of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Designated Securities. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU". As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 at the Time of Delivery.

         2. (a) The Company and the Subsidiary Guarantors, jointly and severally, will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor any Subsidiary Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the QIU in its capacity as QIU expressly for use therein.

         (b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company and the Subsidiary Guarantors under such subsection, notify the Company and the Subsidiary Guarantors in writing of the commencement thereof; but the omission so to notify the Company and the Subsidiary Guarantors shall not relieve them from any liability which they may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company and the Subsidiary Guarantors of the commencement thereof, the Company and the Subsidiary Guarantors shall be entitled to participate therein and, to the extent that they shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company and the Subsidiary Guarantors), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company and the Subsidiary Guarantors shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU.

         (c) If the indemnification provided for in this Section 2 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company and the Subsidiary Guarantors, jointly and severally, shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the QIU on the other from the offering of the Designated Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company and the Subsidiary Guarantors shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus as supplemented for the Designated Securities, bear to the fee payable to the QIU pursuant to Section 1 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiary Guarantors and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The obligations of the Company and the Subsidiary Guarantors under this Section 2 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.